                                                               EXHIBIT (2)(A)(1)

                            ARTICLES OF INCORPORATION
                                       OF
                             THE THAILAND FUND, INC.

                                    ARTICLE I

     I, the incorporator, Warren J. Olsen, whose post office address is 250 Park
Avenue, New York, New York 10177, being at least eighteen years of age, am, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, forming a corporation.

                                   ARTICLE II

     The name of the corporation (hereinafter called the "Corporation") is THE
THAILAND FUND, INC.

                                   ARTICLE III

                                    Purposes

     The purpose for which the Corporation is formed is to act as a closed-end, diversified investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of
1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

                                   ARTICLE IV

                               Address in Maryland

     The post office address of the place at which the principal office of the
Corporation in the State of Maryland is located is c/o The Corporation Trust
Incorporated, 32 South Street, Baltimore, Maryland 21202.

     The name of the Corporation's resident agent is The Corporation Trust
Incorporated, and its post office address is 32 South Street, Baltimore,
Maryland 21202. Said resident agent is a corporation of the State of Maryland.

                                    ARTICLE V

                                  Common Stock

     Section 1. The total number of shares of stock which the Corporation has authority to issue is 30,000,000 shares of common stock of the par value of
$0.01 each, all of one class, having an aggregate par value of $300,000.

     Section 2. The presence in person or by proxy of the holders of record of one-third of the shares of common stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these
Articles of Incorporation.

     Section 3. Notwithstanding any provision of the General Laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of common stock, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of common stock outstanding and entitled to vote thereupon pursuant to the provisions of these Articles of Incorporation.

     Section 4. No holder of shares of common stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any shares of the common stock of the Corporation of any class which it may issue or sell.

     Section 5. All persons who shall acquire common stock in the Corporation shall acquire the same subject to the provisions of these Articles of
Incorporation.

                                   ARTICLE VI

                                    Directors

     The initial number of directors of the Corporation shall be three, and the names of those who shall act as such until the first annual meeting and until their successors are duly elected and qualify are as follows: Barton M. Biggs,
Christopher Petrow and Stephen B. Wells. However, the By-Laws of the Corporation
may fix the number of directors at a number other than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of
Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than three, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the
Corporation, the directors of the Corporation need not be stockholders.

     The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes; but no class shall be elected for a period shorter than that from the time of the election of such class until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year.

                                   ARTICLE VII

                  Management of the Affairs of the Corporation

     Section 1. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

     Section 2. The Board of Directors shall have the power to adopt, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide.

     Section 3. The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation
(other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.

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     Section 4. The Board of Directors shall have the power to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of Common Stock of the Corporation.

     Section 5. The Board of Directors shall have the power to distribute dividends from funds legally available therefor in such amounts, if any, and in such manner to the stockholders of record as of a date, as the Board of
Directors may determine.

                                  ARTICLE VIII

     Section 1. Provided that reasonable care has been exercised in the selection of the officers, other employees, investment advisers and managers, distributors, underwriters, selling agents, custodians, dividend disbursing agents, transfer agents and registrars, legal counsel, auditors, and other agents of the Corporation, no director of the Corporation shall be responsible or liable in any event for any neglect or wrong-doing of any of the same, nor shall any director be responsible or liable for the act or omission to act of any other director.

     Section 2. Each officer or director or member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of or reports made to the Corporation by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the Board of
Directors or by any such committee and in relying in good faith upon other records of the Corporation.

     Section 3. The Corporation shall indemnify its directors and officers to the fullest extent allowed, and in the manner provided, by Maryland law, including the advancing of expenses incurred in connection therewith. Such indemnification shall be in addition to any other right or claim to which any director or officer may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the
Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such persons position, whether or not the Corporation would have had the power to indemnify such liability.

     Section 4. Nothing in this Article protects or purports to protect, any director or officer against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Section 5. Each section or portion thereof of this Article shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article.

                                   ARTICLE IX

     The duration of the Corporation shall be perpetual.

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                                    ARTICLE X

                                   Amendments

     From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise) and other provisions that may, under the statutes of the State of
Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of common stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article X.

                                   ----------

     The term "Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

                                   ----------

     I acknowledge this document to be my act, and state under the penalties of perjury that with respect to all matters and facts herein, to the best of my knowledge, information and belief such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

June 8, 1987

                                        /s/ Warren J. Olsen
                                        ----------------------------------------
                                        Warren J. Olsen

                                       -4-

STATE OF NEW YORK    )
                     :   ss.:
COUNTY OF NEW YORK   )

     THIS IS TO CERTIFY that on this 8th day of June, 1987 before me, the subscriber a Notary Public in and for the State of New York, personally appeared
WARREN J. OLSEN and acknowledged the foregoing Articles of Incorporation of The
Thailand Fund, Inc. to be his act and deed and that the facts therein stated are truly set forth.

     WITNESS my hand and Notarial Seal the day and year last above written.

                                        /s/ Mary McMillan
                                        ----------------------------------------
                                        Notary Public

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